Mercurius & Associates LLP
(Formerly known as AJSH & Co LLP)
LLPIN : AAG-1471

A-94/8, Wazirpur Industrial Area,
Main Ring Road, Delhi – 110052
+91 11 45596689
www.masllp.com
info@masllp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration statement under The Securities Act of 1933 i.e. Form S-1/A of Gamer Pakistan, Inc. (the "Company") of our report dated March 20, 2023, with respect to the financial statements of the Company from November 23, 2021 (Inception) to December 31, 2021 and for the year ended December 31, 2022 and the related notes to the financial statements.

Mercurius & Associates LLP

Mercurius & Associates LLP
(Formerly known as AJSH & Co LLP)

New Delhi, India
August 17, 2023